Exhibit 99.2

[The Nasdaq Stock Market Letterhead]

By Facsimile and Overnight Mail

December 17, 2003

Mr. J. Raymond Bilboa (sic)
Senior Vice President, General Counsel and Secretary
Minorplanet Systems USA, Inc.
1155 Kas Drive, Suite 100
Richardson, TX 75081-1999

Re:	Minorplanet Systems USA, Inc. (the “Company”) Nasdaq Symbol: MNPL

Dear Mr. Bilboa (sic):

On October 11, 2002, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by the Nasdaq SmallCap Market set forth in Marketplace Rule 4310(c)(4) (the “Rule”). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), the Company was provided 180 calendar days, or until April 9, 2003, to regain compliance with the Rule. On April 10, 2003, the Company was provided an additional 180 calendar days, or until October 7, 2003, to regain compliance with the Rule. Further, the Staff provided the Company with an additional 90 calendar days or until January 6, 2004 to regain compliance. Since then, the closing bid price for the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive trading days. Accordingly, the Company has regained compliance with the Rule and this matter is now closed.

If you have any questions, please do not hesitate to contact Marilyn Bacot, Listing Analyst, at (301) 978-8048.

Sincerely,

/s/ Douglas D. McKenney
Douglas D. McKenney
Director
Nasdaq Listing Qualifications